EXHIBIT 23.1

Deloitte & Touche GmbH                                                  DELOITTE
Wirtschaftsprufungsgesellschaft                                         & TOUCHE



                        CONSENT OF DELOITTE & TOUCHE GMBH

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the registration of 2,999,000 common shares, including 1,499,000 common shares of iQ Power Technology Inc. issuable under the iQ Power Technology Inc. 1998 Stock Option Plan, as amended, and 1,500,000 common shares of iQ Power Technology Inc. issuable under the iQ Power Technology Inc. 2001 Incentive Plan, of our report dated March 31, 2001 on our audits of the consolidated financial statements of iQ Power Technology, Inc. and its subsidiaries as of December 31, 2000 and 1999, which report is included in the Annual Report on Form 10-KSB of iQ Power Technology, Inc. for the year ended December 31, 2000, filed with the Securities Exchange Commission on May 8, 2001.


DELOITTE & TOUCHE GMBH

/s/ Deloitte & Touche GmbH
Wirtschaftsprufungsgesellschaft

Munich, Germany


May 8, 2001





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